_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                  AMENDMENT NO. 1

                                       TO

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   February  22,  2002


                         Tangible Asset Galleries, Inc.
                         _______________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         _______________________________
                 (State or other jurisdiction of incorporation)


       0-21271                                            88-0396772
(Commission File Number)                       (IRS Employer Identification No.)



                                  3444 Via Lido
                         Newport  Beach, California  92663
                    (Address of principal executive offices) (Zip  Code)

Registrant's telephone number, including area code: (949) 566-0021

                                      N/A
          (Former name or former address, if changed since last report)

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

As previously discussed in the Company's periodic reports, the Company has reviewed the operations of its subsidiary, Gehringer and Kellar dba Keystone Stamp & Coin Exchange ("Keystone") with management of Keystone and the contribution of Keystone to the consolidated net income of the Company, especially considering the profit sharing arrangement in the compensation of the principal executives and former owners of Keystone. Previously, the Company had negotiated an agreement with management of Keystone ("Keystone Buyers") to divest the assets and assign the liabilities of Keystone, which has been approved by the board of directors of the Company subject to and contingent upon a final accounting and a written agreement. Operations of Keystone were transferred to the Keystone Buyers on November 28, 2001 pursuant to the negotiations while the final accounting and written agreement were being finalized. On February 22, 2002, a final accounting was agreed with the Keystone Buyers and the transaction has been substantially completed. Pursuant to the final accounting, the Company issued 325,000 shares of common stock of the Company to the Keystone Buyers as a fee for assuming the liabilities, such common shares having an aggregate value of $16,250, and the Keystone Buyers are to pay to the Company $136,260 for the net assets.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statement  of  business  acquired.

     Not  required

(b)  Pro  forma  financial  information

     Not  required

(c)  Exhibits.

     2.1  Asset Purchase and Assumption of Liabilities Agreement



Dated: April 1,  2002              TANGIBLE ASSET GALLERIES, INC.

                                   By:/s/  Michael  R.  Haynes
                                   Michael  R.  Haynes
                                   President  and  Chief  Financial  Officer